Exhibit 99.1

P R E S S R E L E A S E

FOR IMMEDIATE RELEASE

CONTACT:

Christopher Curtis

Vice President, Corporate Affairs

Rewards Network Inc.

(312) 521-6754

Restaurateur Karen Bremer Joins Rewards Network’s Board of Directors

Chicago, IL February 28, 2007 — Rewards Network Inc. (AMEX: IRN), a leading provider of marketing services and loyalty programs to the restaurant industry, today reported that Karen Bremer has been appointed to the Company’s Board of Directors.

As owner of Great Hospitality, LLC, an Atlanta, Georgia based hospitality company operating the Dailey’s and City Grill restaurants, Bremer brings a wealth of restaurant experience and knowledge to Rewards Network and its Board of Directors. Bremer joined the Atlanta Dining Group in 1984, serving as General Manager of Dailey’s and Winfield’s, as the Area Manager for the company’s White Linen division and as Regional Manager for Mick’s Restaurants. In 1998, she was appointed President of the Atlanta Dining Group’s Peasant Restaurant Division, assuming leadership responsibility for a multi-million dollar, multi-unit, fine dining operation. In 2000, Bremer bought two of the Peasant Restaurants – Dailey’s and City Grill – and founded Great Hospitality, LLC.

“Karen’s industry expertise will bring a valuable perspective to our Board of Directors,” said Don Liebentritt, the Board’s Chairman. “On behalf of the entire Board, I welcome Karen to Rewards Network.” Ron Blake, Rewards Network’s President and Chief Executive Officer, added, “I look forward to leveraging Karen’s customer-focused insights as we find new ways to add value and build long-term relationships with our participating restaurants.”

Bremer, 48, has served as a member of the board of directors of the National Restaurant Association since 2002, and is also on the board of directors of the Atlanta Convention and Visitors’ Bureau, and a member of the executive board of TEAM Georgia. She is a past president of the Georgia Restaurant Association and Treasurer of the Georgia Hospitality and Travel Association (GHTA). Bremer is one of only two women to be named Food Service Industry Leader of the Year (1997) by GHTA.

“Rewards Network is uniquely positioned to help restaurants throughout their life cycle,” said Bremer. “The company has significant growth opportunities, and I’m excited to be in a position to help Rewards Network enhance its value to the restaurant industry.”

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About Rewards Network

Rewards Network (AMEX:IRN), headquartered in Chicago, Illinois, is a leading provider of marketing services and loyalty programs to the restaurant industry. Thousands of participating restaurants and other merchants across North America benefit from the Company’s extensive email, internet and print marketing efforts; member ratings/feedback and other business intelligence; customer loyalty programs; and access to capital through the purchase of dining credits. In conjunction with leading airline frequent flyer programs, club memberships, and other affinity organizations, Rewards Network provides over three million members with incentives to dine at participating restaurants, including airline miles, loyalty/reward program points, and Cashback Rewards(SM) savings. Additional details about Rewards Network can be found at www.rewardsnetwork.com or by calling 1-877-491-3463.

Safe Harbor Statement

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) a class action lawsuit that, if the proposed settlement is not approved, may result in monetary damages greater than the proposed settlement amount as well as restrictions on and changes to how we conduct our business, based on the court’s summary judgment opinion, (ii) our dependence on our relationships with airlines and other reward program partners for a significant number of members, (iii) the concentration of a significant amount of our rewards currency in one industry group, the airline industry, (iv) our minimum purchase obligations and performance requirements, (v) our inability to attract and retain merchants, (vi) our inability to attract and retain members, (vii) adverse consequences of changes in our programs that affect the rate of rewards received by members, (viii) our inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (ix) changes to payment card association rules and practices, (x) our dependence upon our relationships with payment card issuers, transaction processors, presenters and aggregators, (xi) network interruptions or processing errors, (xii) our susceptibility to a changing regulatory environment, (xiii) increased operating costs due to privacy concerns of our marketing partners, payment card processors and the public, (xiv) the failure of our security measures, (xv) the risk that our members will not be able to use the dining credits we purchase from a merchant, (xvi) economic changes, (xvii) an adverse change in our loss experience related to dining credits, (xviii) the loss of key personnel, (xix) adverse determination of lawsuits in which we are a defendant that may result in liability and/or adversely impact the way in which we conduct business, (xx) increasing competition, (xxi) our inability to obtain sufficient cash, and (xxii) the failure of our expansion into Canada. A more detailed description of the factors that, among others, should be considered in evaluating our outlook can be found in the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006 and annual report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise, except as required by law.

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